1998 MEDIQ INCORPORATED

                                STOCK OPTION PLAN



                          Date Adopted: October 1, 1998


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                             1998 MEDIQ INCORPORATED

                                STOCK OPTION PLAN


     1. Purpose of the Plan

     The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees.

     2. Definitions

        2.1. "Affiliate" means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

        2.2. "Available Options" shall have the meaning ascribed to such term in
Section 5 of the Plan.

        2.3. "Annual Available Options" shall have the meaning ascribed to such term in Section 5 of the Plan.

        2.4. "Board" means the Board of Directors of the Company.

        2.5. "Code" means the Internal Revenue Code of 1986, as amended.

        2.6. "Common Stock" means the Common Stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 8.

        2.7. "Company" means MEDIQ Incorporated, a Delaware corporation, or any successor corporation.

        2.8. "Consolidated EBITDA" means for any period, the sum of Consolidated Net Income from continuing operations, before either discontinued operations or extraordinary items, plus (a) net Consolidated Interest Expense (defined as Consolidated Interest Expenses less interest income), (b) other non-operating income and expenses, (c) all provision for Federal, state and other income taxes for the Company and its Subsidiaries on a consolidated basis and (d) depreciation, amortization and other non-cash charges for the Company and its Subsidiaries on a consolidated basis. Interest income shall be included in Consolidated EBITDA only to the extent it exceeds Consolidated Interest Expense. Each element of Consolidated EBITDA shall be determined in accordance with GAAP applied on a consistent basis.


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        2.9. "Consolidated Interest Expense" means for any period, all interest expense, including the amortization of debt discount and premium, the amortization of deferred financing fees and the interest component under capital leases for the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

        2.10. "Consolidated Net Income" means for any period, the net income of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

        2.11. "EBITDA Target" means the Consolidated EBITDA target established by the Board for each of (i) the fiscal year 1999, (ii) the fiscal year 2000,
(iii) the fiscal year 2001, and (iv) the fiscal year 2002.

        2.12. "Effective Date" shall have the meaning ascribed to such term in
Section 9 of the Plan.

        2.13. "Effective Period" shall have the meaning ascribed to such term in
Section 9 of the Plan.

        2.14. "Employee" means an officer or other key employee of the Company, a Subsidiary or an Affiliate including a director who is such an employee.

        2.15. "Enterprise Value" means Consolidated EBITDA before management fees for a fiscal year multiplied by 8.18, less the actual debt and preferred stock of the Company.

        2.16. "Enterprise Value Target" means the target Enterprise Value established by the Board for each of (i) the fiscal year 1999, (ii) the fiscal year 2000, (iii) the fiscal year 2001 and (iv) the fiscal year 2002.

        2.17. "Fair Market Value" means on any given date, the value per share of the Common Stock as determined by the Board if the Common Stock is not traded in a public market, and, if the Common Stock is traded in a public market, shall be, if the Common Stock is listed on a national securities exchange or included on the NASDAQ National Market, the last reported sale price thereof on such date, or, if the Common Stock is listed on a national securities exchange but is not traded or reported on such date, the last reported sale price on the last preceding day on which the Common Stock was traded or reported, or if the Common Stock is included on the NASDAQ National Market but is not traded or reported on such date, the mean between the last reported "bid" and "asked" price thereof on such date, as reported on NASDAQ National Market or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in the customary financial reporting service, as applicable and as the Board determines.


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        2.18. "GAAP" means Generally Accepted Accounting Principles applicable in the United States.

        2.19. "Grantee" means an Employee to whom an Option is granted.

        2.20. "Holder" means a Grantee or a Permitted Transferee, as applicable.

        2.21. "1934 Act" means the Securities Exchange Act of 1934, as amended.

        2.22. "Option" means any stock option granted from time to time under
Section 6 or Section 7 of the Plan.

        2.23. "Option Price" shall have the meaning ascribed thereto in Section 6 of the Plan.

        2.24. "Permitted Transferee" means the spouse, parents, siblings, children or grandchildren (in each case, natural or adopted) of a Grantee, any trust for his or her benefit or the benefit of his or her spouse, parents, siblings, children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest in such corporation or partnership is such individual Grantee or Permitted Transferee (or any trust for the benefit of such persons).

        2.25. "Plan" means the 1998 MEDIQ Incorporated Stock Option Plan herein set forth, as amended from time to time.

        2.26. "Rule 16b-3" means Rule 16b-3, or any successor thereto, promulgated by the Securities and Exchange Commission under the 1934 Act.

        2.27. "Retirement" means retirement from the active employment of the Company, a Subsidiary or an Affiliate pursuant to the relevant provisions of the applicable pension plan of such entity or as otherwise determined by the Board.

        2.28. "Revenue" means for any period, the net revenue of the Company on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

        2.29. "Revenue Target" means the Revenue target established by the Board for each of (i) the fiscal year 1999, (ii) the fiscal year 2000, (iii) the fiscal year 2001, and (iv) the fiscal year 2002.

        2.30. "Significant Corporate Event" means: (i) an initial public offering of the Common Stock; or (ii) a sale of the business of the Company to any person, firm, entity or group which, together with its affiliates, prior to such transaction, did not own more than 50% of the outstanding Common Stock.


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        2.31. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Eligibility

     Any Employee is eligible to receive Options.

     4. Administration and Implementation of Plan

     The Board is authorized, subject to the provisions of the Plan, from time to time to (i) select Employees to receive awards under the Plan, (ii) determine the type and amount of awards to be granted to participants, (iii) determine the terms and conditions of such awards and the terms of agreements entered into with participants, (iv) establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan, and
(v) make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the awards granted hereunder as it deems necessary or advisable. Any questions of interpretation determined by the Board shall be final and binding upon all persons. The Board may delegate any or all of these powers to the Compensation Committee ("Committee") of the Board, consisting of at least two directors, each of whom shall be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated by the U.S. Securities and Exchange Commission ("SEC") under the 1934 Act, and each of whom shall also be "outside directors" as defined in Treas. Reg. ss. 1.162-27(e)(3). In particular, the Board shall delegate to the Committee all powers with respect to the granting of awards that are intended to comply with the requirements of Rule 16b-3 of the 1934 Act and section 162(m) of the Code so that such awards will be exempt from short-swing liability and from section 162(m) of the Code's annual limit on the deduction of compensation.

     5. Shares of Stock Subject to the Plan

     Subject to adjustment as provided in Section 8, the total number of shares of Common Stock with respect to which Options may be granted under the Plan shall be 61,453 (the "Available Options"). Each year during the Effective Period the total number of shares of Common Stock with respect to which Options may be granted under the Plan shall be 15,363 (the "Annual Available Options").

        5.1. The maximum number of shares of Common Stock with respect to which Options may be granted to any Employee during the term of the Plan is 5,121 shares (the "Individual Limit"). Subject to Section 8, any Option that is


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canceled or repriced by the Committee shall count against the Individual Limit.
Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on Options of any transaction or event described in Section 8.

        5.2. Any shares of Common Stock issued by the Company under the Plan shall reduce the shares of Common Stock available for Options under the Plan and shall be counted against the Individual Limit applicable to the individual to whom the shares are issued. Any shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares of Common Stock. If any shares of Common Stock subject to any Option granted hereunder are forfeited or such Option otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Option, to the extent of any such forfeiture or termination, shall again be available under the Plan.

     6. Options

     Options give the Holder the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted to Grantees shall be non-qualified stock options and are not intended to be and shall not be incentive stock options as defined in Section 422 of the Code. The grant of Options shall be subject to the following terms and conditions:

        6.1. Option Grants: Options shall be evidenced by Option agreements. Such agreements shall be reasonably uniform and not inconsistent with the requirements of the Plan, and may contain such other provisions in addition to those required by this Article 6, as the Board shall deem advisable.

        6.2. Option Price: The price of the shares of Common Stock under each Option shall be determined by the Board, but shall be a price not less than 100 percent of the Fair Market Value of Common Stock at the date such Option is granted, as determined by the Board (the "Option Price").

        6.3. Term of Options: The Option agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten (10) years and no Option may be exercisable sooner than six months from date of grant.


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        6.4. Exercise of Options; Payment of Option Price: Options may be
exercised from time to time by giving written notice to the Company, or the agent of the Company, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Common Stock.

     In the event such Option Price is paid in whole or in part with shares of Common Stock, the portion of the Option Price so paid shall be equal to the Fair Market Value, as of the date of exercise of the Option, of such shares or if the date of exercise is not a trading day the Fair Market Value of the shares on the immediately preceding trading day. The Company shall not issue or transfer Common Stock upon exercise of an Option until the Option Price is fully paid.

        6.5. Termination by Death: If a Grantee's employment by the Company, a Subsidiary or Affiliate terminates by reason of death, any unexercised Option granted to such Grantee (whether held by such Grantee or a subsequent Holder) under this Section 6 may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant) by, where appropriate, a subsequent Holder, if any, or the Holder's transferee or legal representative, for a period of six (6) months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter, or for such other period as the Board shall determine.

        6.6. Termination by Reason of Retirement or Disability: If a Grantee's employment by the Company, a Subsidiary or Affiliate terminates by reason of disability (as determined by the Board) or Retirement, any unexercised Option granted to the Grantee (whether held by such Grantee or a subsequent Holder) under this Section 6 may thereafter be exercised (to the extent it was exercisable at the time of termination or on such accelerated basis as the Board may determine at or after grant) by the Holder (or, where appropriate, the Holder's transferee or legal representative), for a period of three (3) months from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter, or for such other period as the Board shall determine.

        6.7. Other Termination: If a Grantee's employment by the Company, Subsidiary or Affiliate terminates for any reason other than death, disability or Retirement, all unexercised Options awarded to the Grantee (whether held by such Grantee or a subsequent Holder) under this Section 6 shall terminate at the end of the thirtieth day following the date of such termination of employment.

     7. Award of Options.

        7.1. If the Company meets or exceeds the Enterprise Value Target for any year, previously granted Options will vest as follows:

             (a) Between 0% and 33.3% of any outstanding but unvested Options shall vest in any fiscal year before those Options expire beginning with the


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fiscal year ending September 30, 1999, in which the Company meets or exceeds 90%
of the Revenue Target for that year, on a linear basis such that, if, for example, the Company achieves 95% of the Revenue Target, 16.65% of the Annual Available Options will vest; and

             (b) Options to acquire between 0% and 66.7% of any outstanding but unvested Options shall vest in any fiscal year before those Options expire beginning with the fiscal year ending September 30, 1999, in which the Company meets or exceeds 90% of the EBITDA Target for that year, on a linear basis such that, if, for example, the Company achieves 95% of the EBITDA Target, 33.35% of the Annual Available Options will vest.

        7.2. Any Options that do not vest in the year of grant shall remain outstanding subject to vesting in any later year until they expire or terminate.

        7.3. If at any time during the Effective Period a Significant Corporate Event occurs, any unvested Options shall immediately vest as if the Enterprise Value Target, the Revenue Target and the EBITDA Target had each been met for the period including the Significant Corporate Event.

     8. Adjustments upon Changes in Capitalization

     In the event of a reorganization, recapitalization, stock split, reverse stock-split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments to outstanding Options as it determines appropriate. No fractional shares of Common Stock shall be issued in connection with an Option hereunder pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall be paid in cash to the Holder. If during the term of any Option granted hereunder the Company shall be merged into or consolidated with or otherwise combined with or acquired by a person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Company, then at the election of the Committee, the Company may choose to take no action with regard to the Options granted under the Plan or to take any of the following courses of action:

             (a) Not less than 15 days nor more than 60 days prior to any such transaction, all Holders shall be notified that their Options shall expire on the 15th day after the date of such notice, in which event all Holders shall have the right to exercise all of their Options prior to such new expiration date; or

             (b) take such other action as the Board shall determine to be reasonable under the circumstances to permit the Holder to realize the value of such Option (which value the Board may in its discretion determine equals the excess of the fair market value of the consideration to be received in such


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merger, consolidation, combination, acquisition, reorganization or liquidation had such Option been exercised immediately prior thereto, over the option price of such Option), including without limitation paying cash to such Holder equal to the value of the Option or requiring the acquiring corporation to grant options or stock to such Holder having a value equal to the value of the Option.

     Such Holder shall comply with any such action of the Board.

     9. Effective Date, Termination and Amendment

     The Plan, as amended, shall become effective on October 1, 1998 (the "Effective Date"), subject to approval of its stockholders as well as the approval, if necessary, of the stockholders of any Affiliate or Subsidiary. The Plan shall remain in full force and effect until the earlier of ten (10) years from the Effective Date, or the date the Plan is terminated by the Board (the "Effective Period"). The Board shall have the power to amend, suspend or terminate the Plan at any time.

     Termination of the Plan pursuant to this Section 9 shall not affect Options outstanding under the Plan at the time of termination.

     10. Transferability

     Except as provided below, Options may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Option shall be forfeited; provided, however that Options may be pledged, assigned or transferred (i) at the discretion of the Board, during the Grantee's lifetime by the Grantee to a Permitted Transferee, (ii) at the discretion of the Board, by a Permitted Transferee to another Permitted Transferee or (iii) as otherwise permitted by the Board; provided, further, that any such transfer shall comply with all terms and conditions established by the Board and any term, condition or restriction contained in the agreement entered into with the Holder. Any transferee of the Holder, shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

     11. General Provisions

         11.1. Nothing contained in the Plan, or any Option granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment of any Employee at any time. A Grantee shall have no right as a stockholder with respect to any shares covered by such Grantee's Options until the date of the issuance of a stock certificate to such Grantee for such shares.

         11.2. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed termination of employment.


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        11.3. Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with the grant of any Option and the exercise thereof. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. Upon exercise of Options, the Company shall, at the election of the Company, have the right to retain the number of shares of Common Stock whose value equals the amount to be withheld in satisfaction of the applicable withholding taxes. Agreements evidencing Options shall contain appropriate provisions to effect withholding in this manner.

        11.4. Without amending the Plan, Options may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

        11.5. Upon exercise of an Option, the Holder shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the shares of Common Stock in compliance with the provisions of applicable federal or state securities laws. The Company, in its discretion, may postpone the issuance and delivery of shares of Common Stock upon any exercise of an Option, until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Company may consider appropriate. The Company is not obligated to register or qualify the shares of Common Stock issued pursuant to Options under federal or state securities laws and may refuse to issue such shares if neither registration nor exemption therefrom is practical. The Board may require that prior to the issuance or transfer of any shares of Common Stock upon exercise of an Option, the recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Board or the Company deems necessary or advisable under any applicable federal and state securities laws. Certificates representing the shares of Common Stock issued hereunder may be legended to reflect such restrictions.

        11.6. To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware and construed accordingly.

        11.7. The Board may amend any outstanding Options to the extent it deems appropriate. Such amendment may be made by the Board without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to any such amendment.


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